Exhibit 10.4

MAF BANCORP, INC.

AMENDED AND RESTATED 1993 PREMIUM PRICE STOCK OPTION PLAN

1. PURPOSE. The purpose of the MAF Bancorp, Inc. (the “Holding Company”)

Amended and Restated 1993 Premium Price Stock Option Plan (the “Plan”) is to advance the interests of the Holding Company and its shareholders by providing those directors, officers and employees of the Holding Company and its affiliates, including Mid America Federal Savings Bank (the “Bank”), upon whose judgment, initiative and efforts the successful conduct of the business of the Holding Company and its affiliates largely depends, with additional financial incentive to act in the long term interest of the Holding Company and its shareholders.

2. DEFINITIONS.

(a) “Affiliate” means (i) a member of a controlled group of corporations of which the Holding Company is a member or (ii) an unincorporated trade or business which is under common control with the Holding Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended, (the “Code”) and the regulations issued thereunder. For purposes hereof, a “controlled group of corporations” shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).

(b) “Award” means a grant of Non-statutory Options, Incentive Options, and/or Limited Rights under the provisions of this Plan.

(c) “Base Salary,” for purposes of this Plan only, means the fixed portion of the Participant’s compensation. It specifically excludes any amount paid pursuant to any annual or long-term incentive plan of the Holding Company or the Bank.

(d) “Board of Directors” or “Board” means the board of directors of MAF Bancorp, Inc.

(e) “Change in Control” of the Bank or the Holding Company means a Change in Control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners’ Loan Act of 1933, as amended, and the Rules and Regulations promulgated by the Office of Thrift Supervision (“OTS”) (or its predecessor agency), as in effect on the Effective Date, as defined in Section 17 hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any “person” (as the term is used in Sections 13(d) and 14(d) of the

Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank’s or the Holding Company’s outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank’s employee stock benefit plans; or (b) individuals who constitute the Board of Directors of the Holding Company or the Bank on the date hereof (the “Incumbent Board”), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least 75% of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company’s shareholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; (c) a plan of reorganization, merger, consolidation, sale of all or substantially all assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity or (d) the approval by shareholders of a proxy statement proposal soliciting proxies from shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or the Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (e) a tender offer is made and completed for 20% or more of the voting securities of the Bank or the Holding Company.

However, notwithstanding anything contained in this section to the contrary, a Change in Control shall not be deemed to have occurred as a result of an event described in (i), (ii), or (iii) (a), (c), or (e) above which resulted from an acquisition or proposed acquisition of stock of the Holding Company by a person, as defined in the OTS’ Acquisition of Control Regulations (12 C.F.R. (S)574) (the “Control Regulations”), who was an executive officer of the Holding Company on January 19, 1990 and who has continued to serve as an executive officer of the Holding Company as of the date of the event described in (i), (ii), or (iii) (a), (c) or (e) above (an “incumbent officer”). In the event a group of individuals acting in concert satisfies the definition of “person” under the Control Regulations, the requirements of the preceding sentence shall be satisfied and thus a change in control shall not be deemed to have occurred if at least one individual in the group is an incumbent officer.

(f) “Committee” means the Administrative/Compensation Committee of the Board of Directors consisting of non-employee members of the Board of Directors, all of whom are “disinterested directors” as such term is defined under Rule 16b-3 under the Exchange Act, as amended, as promulgated by the Securities and Exchange Commission.

(g) “Common Stock” means the Common Stock of MAF Bancorp, Inc., par value $.01 per share.

(h) “Date of Grant” means the date an Award granted by the Committee is effective pursuant to the terms hereof.

(i) “Disability” shall have the same meaning as such term is defined in the Mid America Federal Savings Bank Employees’ Profit Sharing Plan.

(j) “Fair Market Value” means, when used in connection with the Common Stock on a certain date, the average of the reported closing bid and ask prices of the Common Stock as reported by the Nasdaq National Market (as published by the Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last date on which a sale is reported.

(k) “Incentive Option” means an Option granted by the Committee to a Participant, which Option is designed as an Incentive Option pursuant to Section 9.

(l) “Limited Right” means the right to receive an amount of cash based upon the terms set forth in Section 10.

(m) “Non-statutory Option” means an Option granted by the Committee to a Participant and which is not designated by the Committee as an Incentive Option, pursuant to Section 8.

(n) “Normal Retirement” means, with respect to employees including executive officers, retirement at the normal retirement date as set forth in the Mid America Federal Savings Bank Employee’s Profit Sharing Plan, unless otherwise determined by the Committee. Normal Retirement means, with respect to non-employee directors, retirement at the mandatory retirement established by the Board of Directors of the Holding Company or Bank.

(o) “Option” means an Award granted under Section 8 or Section 9.

(p) “Participant” means a director, officer or employee of the Holding Company or its Affiliates chosen by the Committee to participate in the Plan.

(q) “Plan Year(s)” means a fiscal year or years commencing on or after June 30, 1995.

(r) “Termination for Cause” means the termination upon an intentional failure to perform stated duties, breach of a fiduciary duty involving personal dishonesty, which results in material loss to the Holding Company or one of its Affiliates or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order which results in material loss to the Holding Company or one of its Affiliates.

3. ADMINISTRATION.

The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it sees necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it sees as necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

4. TYPES OF AWARDS.

Awards under the Plan may be granted in any one or a combination of:

(a)	Non-statutory Options;

(b)	Incentive Options; and

(c)	Limited Rights

as defined below in paragraphs 8 through 10 of the Plan.

5. STOCK SUBJECT TO THE PLAN.

Subject to adjustment as provided in Section 14, the maximum number of shares reserved for purchase pursuant to the exercise of options granted under the Plan is 247,500 shares of Common Stock. These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Holding Company. To the extent that Options or Limited Rights are granted under the Plan, the shares underlying such Options will be unavailable for future grants under the Plan except that, to the extent that Options together with any related Limited Rights granted under the Plan terminate, expire or are cancelled without having been exercised (in the case of Limited Rights, exercised for cash) new Awards may be made with respect to these shares. Subject to adjustment as provided in Section 14, no participant under the Plan may receive awards with respect to shares of Common Stock that in the aggregate exceed 25,000 shares underlying options in any calendar year.

6. ELIGIBILITY.

Executive officers and employees of the Holding Company or its Affiliates shall be eligible to receive Incentive Options, Non-statutory Options and/or Limited Rights under the Plan. Directors who are not employees of the Holding Company or its Affiliates shall be eligible to receive Non-statutory Options under the Plan.

(a) Executive Officers. Participants who are executive officers of the Holding Company or its affiliates shall initially be classified into four groups. At the Committee’s discretion, the composition of such groups may be changed. Initially, these four groups shall include;

Group I:	The Chairman/Chief Executive Officer and President

Group II:	Selected executives with company-wide responsibilities. Initially this shall include; the Chief Financial Officer and Senior Vice President of Loan Operations.

Group III:	Selected executives with primary accountability for one or more key functional areas. Initially this shall include:

• Senior Vice President-Operations/Information Systems

• Senior Vice President-Retail Banking

• Senior Vice President-Residential Lending

• First Vice President and Controller

• First Vice President-Administration/Savings

• First Vice President-Investor Relations/Taxation

• Vice President-Secondary Mortgage Marketing

• President of MAF Developments Inc.

Group IV:	Selected executives with accountability for other functional areas. Initially this shall include:

• Vice President-Check Operations

• Vice President-Teller Operations

(b) Directors. Any non-employee director of the Holding Company who is serving as a director on the Effective Date (as defined in section 17) shall become a Participant in the Plan on the Effective Date. Any non-employee director of the Holding Company who is not serving as a director on the Effective Date shall become a Participant in the Plan on the date he is first elected as a director of the Holding Company by the affirmative vote of shareholders. Notwithstanding the foregoing, former directors of N.S. Bancorp, Inc. who serve as non-employee directors of the Holding Company following the merger of N.S. Bancorp, Inc. with the Holding Company, shall become Participants in the Plan on the date of the first annual meeting of shareholders following the date of the merger.

(c) Employees other than executive officers. Employees who are not executive officers of the Holding Company or its Affiliates will be eligible to be a Participant in the Plan at the discretion of the Committee.

7. OPTION AWARDS.

(a) Executive Officers. Before the beginning of each fiscal year, the Committee shall establish award opportunities for each Participant group of executive officers. As a general guideline, award opportunities shall correspond to the competitive market practices and the relative priority placed by the Company on achieving annual versus long-term performance goals. The dollar value of the initial award levels shall be:

•	25 percent of Base Salaries for Group I Participants;

•	20 percent of Base Salaries for Group II Participants;

•	11 percent of Base Salaries for Group III Participants; and

•	6 percent of Base Salaries for Group IV Participants.

The determination of the number of options to be granted will be equivalent to the dollar value of the Award divided by the value of the options on the Date of Grant, determined based on an appropriate pricing model or similar computation.

(b) Directors. Non-employee directors of the Holding Company shall receive an initial grant of 1,000 options on the date they become a Participant in the Plan except that in the event a non-employee director did not previously receive a grant of options under the MAF Bancorp Inc. Stock Option Plan for Outside Directors he shall receive an initial grant of 2,500 options on the date he becomes a Participant in the Plan. In each year subsequent to the year in which a non-employee director receives an initial grant of options under the Plan in accordance with the previous sentence, any non-employee director who is a Participant in the Plan and who is serving as a director of the Holding Company on the Date of Grant, shall receive an annual grant of 1,000 options on the day following the day on which the annual meeting of shareholders for such year is formally adjourned. In the event there are not sufficient options available under the Plan to satisfy an initial grant or annual grant of options to one or more non-employee directors, such director or directors shall receive a grant of such lesser number of shares as remain in the Plan, sharing pro-rata with all such non-employee directors entitled to receive option awards.

If, pursuant to this section, a non-employee director who is eligible to be a Participant in the Plan receives an initial grant of options to purchase fewer than the number of shares of Common Stock to which he is entitled pursuant to the previous paragraph, and options for shares subsequently become available under the Plan, such options for shares shall first be allocated as options granted, as of the date of availability, to any non-employee director who is eligible to be a Participant in the Plan and who has not previously been granted an initial grant of options covering the full number of shares of Common Stock to which he is entitled pursuant to the previous paragraph. Such options shall be granted to purchase a number of shares of Common Stock no greater than the number of shares covered by an initial grant of options to other non-employee directors, but who have received an initial grant of options to purchase fewer than the number of shares of Common Stock to which they are entitled pursuant to the previous paragraph. Options for any remaining shares shall then be granted pro rata among all non-employee directors who received an initial grant of options to purchase fewer than the number of shares of Common Stock to which they are entitled pursuant to the previous paragraph. No non-employee director shall receive an initial grant of options to purchase more than 2,500 shares of Common Stock. No non-employee director shall be entitled to receive an annual grant of 1,000 options until all non-employee directors eligible to be Participants in the Plan have received in full, an initial grant of options to which such director is entitled pursuant to the previous paragraph.

If, after making and fully satisfying an initial grant of options to all non-employee directors eligible to be Participants, options for sufficient shares are not available under the Plan to fulfill the annual grant of 1,000 options to a non-employee director or directors and thereafter options become available, such non-employee director shall then receive options to purchase shares of Common Stock, sharing pro rata among each such non-employee director in the number of shares then available under the Plan (not to exceed the amount to which he is entitled under this section).

(c) Employees other than executive officers. The Committee may from time to time, grant options to employees other than executive officers in amounts that it, in its sole discretion, may determine.

8. NON-STATUTORY OPTIONS.

8.1 Grant of Non-statutory Options.

Upon such terms and conditions as stated herein and as the Committee may determine, the Committee may grant new Non-statutory options or may grant Non-statutory options in exchange for and upon surrender of previously granted Awards under this Plan. All options granted to non-employee directors pursuant to Section 7(b) shall be Non-statutory options. Non-statutory Options granted under this Plan are subject to the following terms and conditions:

(a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Option shall be (i) 133 percent of the Fair Market Value of the Common Stock on the Date of Grant of the option with respect to options granted to executive officers pursuant to Section 7(a), (ii) 110% of the Fair Market Value of the Common Stock on the Date of Grant of the option with respect to options granted to non-employee directors pursuant to Section 7(b), and (iii) not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant of the option with respect to options granted to employees other than executive officers pursuant to Section 7(c). Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part in cash or through the surrender of shares of the Common Stock at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 2(j).

(b) Terms of Options. With respect to Non-statutory Options granted to executive officers and employees, the term during which each Non-statutory Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Option be exercisable in whole or in part more than 10 years from the date of Grant. Non-statutory Options granted to non-employee directors shall have a term of 10 years from the date of Grant. Non-statutory Options shall become exercisable in three equal annual installments, with the first such installment to become exercisable one year after the Date of Grant, except that the Committee may determine otherwise with respect to Non-statutory Options granted to executive officers and employees. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. With respect to Non-statutory Options granted to executive officers and employees, the Committee may, in its sole discretion, accelerate the time at which any Non-statutory Option may be exercised in whole or in part. Notwithstanding the above, in the event of a Change in Control of the Bank or the Holding Company, all Non-statutory Options shall become immediately exercisable.

(c) Termination of Employment. Upon the termination of a Participant’s service for any reason other than Disability, Normal Retirement, Change in Control, death or Termination for Cause, the Participant’s Non-statutory Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for a period of three months following termination. In the event of Termination for Cause, all rights under the Participant’s Non-statutory Options shall expire upon termination. In the event of death, Disability, Change in Control or Normal Retirement of any Participant, all Non-statutory Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for three years following the date of the Participant’s death, Normal Retirement or cessation of employment due to Change in Control or Disability; except that the Committee may designate a longer period for Non-statutory Options granted to executive officers and employees, provided that in no event shall the period extend beyond the expiration of the Non-statutory Option term.

9. INCENTIVE OPTIONS.

9.1 Grant of Incentive Options.

Incentive Options granted pursuant to the Plan shall be available to be granted to executive officers and employees and shall be subject to the following terms and conditions:

(a) Price. The Purchase price per share of Common Stock deliverable upon the exercise of each Incentive Option shall be (i) 133 percent of the Fair Market Value of the Common Stock on the Date of Grant of the option with respect to options granted to executive officers pursuant to Section 7(a); and (ii) not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant of the option with respect to options granted to employees other than executive officers pursuant to Section 7(c). Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, in cash or through the surrender of shares of the Common Stock at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 2(j).

(b) Amounts of Options. Incentive Options may be granted to any Participant (other than non-employee directors) in such amounts stated herein and as determined by the Committee. In the case of an option intended to qualify as an Incentive Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant’s employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 9.1(b) shall be construed and applied in accordance with Section 422(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations, if any, promulgated thereunder. To the extent an Award under this Section 9.1 exceeds this $100,000 limit, the portion of the Award in excess of such limit shall be deemed a Non-statutory Option.

(c) Terms of Options. The term during which each Incentive Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Option be exercisable in whole or in part more than 10 years from the Date of Grant. If at any time an Incentive Option is granted to an executive officer or employee, the executive officer or employee owns Common Stock representing more than 10% of the total combined voting power of the Holding Company (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such executive officer, or by or for any corporation, partnership, estate or trust of which such executive officer is a shareholder, partner or beneficiary), the Incentive Option granted to such executive officer shall not be exercisable after the expiration of five years from the Date of Grant and, with respect to an employee, shall not be exercisable at a price which is less than 110% of the fair market value of the Common Stock on the Date of Grant. No Incentive Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the executive officer or employee to whom it is granted.

Incentive Options shall become exercisable in three equal annual installments with the first such installment to become exercisable one year after the Date of Grant, unless determined otherwise by the Committee. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. The Committee may, in its sole discretion, accelerate the time at which any Incentive Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Bank or the Holding Company, all Incentive Options shall become immediately exercisable.

(d) Termination of Employment. Upon the termination of a Participant’s service for any reason other than Disability, Normal Retirement, Change in Control, death or Termination for Cause, the Participant’s Incentive Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for a period of three months following termination. In the event of Termination for Cause all rights under the Participant’s Incentive Options shall expire upon termination.

In the event of death or Disability of any executive officer, all Incentive Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the Participant’s legal representatives or beneficiaries for one year following the date of the Participant’s death or cessation of employment due to Disability. Upon termination of the Participant’s service due to Normal Retirement or a Change in Control, all Incentive Options held by such Participant, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of Participant’s cessation of employment, provided however, that such option shall not be eligible for treatment as an Incentive Option in the event such option is exercised more than three months following the date of the Participant’s termination of employment. In no event shall the exercise period extend beyond the expiration of the Incentive Option term.

(e) Compliance with Code. The options granted under this Section 9 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Holding Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code.

10. LIMITED RIGHTS.

10.1 Grant of Limited Rights.

Simultaneously with the grant of any option, the Committee may grant a Limited Right to executive officers and employees with respect to all or some of the shares covered by such option. Limited Rights granted under this Plan are subject to the following terms and conditions:

(a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the Date of Grant of the Limited Right. A Limited Right may be exercised only in the event of a Change of Control of the Holding Company.

The Limited Right may be exercised only when the underlying option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related option.

Upon exercise of a Limited Right, the related option shall cease to be exercisable. Upon exercise or termination of an option, any related Limited Right shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

(b) Payment. upon exercise of a Limited Right, the Participant shall promptly receive from the Holding Company an amount of cash equal to the difference between the exercise price per share on the Date of Grant of the related option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised.

(c) Termination of Employment. Upon the termination of a Participant’s service for any reason other than Termination for Cause, any Limited Rights held by the Participant shall then be exercisable for a period of one year following termination. In the event of Termination for Cause, all Limited Rights held by the Participant shall expire immediately. Upon termination of the Participant’s employment for reason of death, Normal Retirement or Disability, all Limited

Rights held by such Participant shall be exercisable by the Participant or the Participant’s legal representative or beneficiaries for a period of one year from the date of such termination. In no event shall the period extend the expiration of the term of the related option.

11. RIGHTS OF A SHAREHOLDER; NONTRANSFERABILITY.

No Participant shall have any rights as a shareholder with respect to any shares covered by a Non-Statutory and/or Incentive Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Holding Company or its Affiliates or to continue to perform services for the Holding Company or its Affiliates or interferes in any way with the right of the Holding Company or its Affiliates to terminate a Participant’s services as a director, executive officer or employee at any time.

No Award under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the optionee, or by a guardian or legal representative.

12. AGREEMENT WITH GRANTEES.

Each Award of Options, and/or Limited Rights will be evidenced by a written agreement, executed by the Participant and the Holding Company or its Affiliates which describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

13. DESIGNATION OR BENEFICIARY.

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any stock option or Limited Rights Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.

14. DILUTION AND OTHER ADJUSTMENTS.

In the event of any change in the outstanding shares of Common Stock of the Holding Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Holding Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

(a)	adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

(b)	adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan;

(c)	adjustments in the maximum number of shares of Common Stock which may be awarded under the Plan to a Participant in any one calendar year; or

(d)	adjustments in the purchase price of outstanding Incentive and/or Non-statutory Options, or any Limited Rights attached to such options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

15. TAX WITHHOLDING.

There shall be deducted from each distribution of cash and/or Common Stock under the Plan the amount required by any governmental authority to be withheld for income tax purposes.

16. AMENDMENT OF THE PLAN.

The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that Sections 8.1, 9.1 and 10.1 governing grants of options and Limited Rights shall not be amended more than once every six months other than to comport with the Internal Revenue Code or the Employee Retirement Income Security Act of 1974, as amended; provided further that if it has been determined to continue to qualify the Plan under the Securities and Exchange Commission Rule 16b-3, shareholders’ approval shall be required for any such modification or amendment which:

(a)	increase the maximum number of shares for which options may be granted under the Plan (subject, however, to the provisions of Section 14 hereof);

(b)	reduces the exercise price at which Awards may be granted (subject, however, to the provisions of Section 14 hereof):

(c)	extends the period during which options may be granted or exercised beyond the times originally prescribed; or

(d)	changes the persons eligible to participate in the Plan.

Failure to ratify or approve amendments or modifications to subsections (a) through (d) of this Section by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

17. EFFECTIVE DATE OF PLAN.

The Plan, as amended, shall become effective on the date of the 1995 Annual Meeting of Shareholders, October 25, 1995 (the “Effective Date”). The Plan shall be presented to shareholders of the Holding Company for ratification for purposes of: (i) obtaining favorable treatment under Section 16(b) of the Securities Exchange Act of 1934; (ii) satisfying one of the requirements of Section 422 of the Code governing the tax treatment for Incentive Options; and (iii) maintaining listing on the Nasdaq National Market. The failure to obtain shareholder ratification will result in termination of the amended Plan by the Board. In such a case, the Plan approved by shareholders on October 27, 1993 shall remain effective and all awards previously granted under this Plan shall remain effective for all purposes.

18. TERMINATION OF THE PLAN.

The right to grant Awards under the Plan will terminate upon the earlier of (a) failure to obtain shareholder approval (in which case, the plan approved by shareholders on October 27, 1993 shall remain effective); (b) ten (10) years after the Effective Date of the Plan; or (c) the issuance of Common Stock or the exercise of options or related Limited Rights equivalent to the maximum number of shares reserved under the Plan as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

19. APPLICABLE LAW.

The Plan will be administered in accordance with the laws of the State of Delaware.

20. COMPLIANCE WITH SECTION 16.

If this Plan is qualified under 17 C.F.R. (S) 240.16b-3 of the Exchange Act Rules, with respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

CERTIFICATE OF RESOLUTION

I, Carolyn Pihera, do hereby certify that I am the duly elected and acting Secretary of MAF Bancorp, Inc. and that the following is a true and correct copy of a certain resolution adopted by the Board of Directors of said Company at their regular meeting held February 23, 1999, at which meeting a quorum of the members of said Board were present and acting throughout.

WHEREAS, the 1993 Amended and Restated Premium Option Plan (the “Plan”) provides that non-employee directors shall receive: (a) an initial grant of stock options covering 1,000 shares of MAF Bancorp stock (except for certain new non-employee directors who shall receive an initial grant covering 2,500 shares); and (b) an annual grant of stock options covering 1,000 shares of MAF Bancorp stock; and

WHEREAS, Section 14 of the Plan provides for various adjustments to be made under the Plan in the case of certain events, including stock splits and stock dividends; and

WHEREAS, Section 14 of the Plan does not specifically address whether the initial and annual option grant amounts shall be adjusted in the case of stock splits, stock dividends, and other similar capital transactions;

WHEREAS, pursuant to the authority granted to the Committee under Section 3 of the Plan, it has been the prior interpretation of the Committee that the amounts of the initial and annual grants of stock options as set forth in the plan shall be adjusted for any stock splits, stock dividends and other similar capital transactions; and

WHEREAS, in 1998 the Board approved various amendments to the 1990 Incentive Stock Option Plan, as amended, including a provision that allowed for the transfer of certain non-statutory options and a provision that allowed the Committee, in its discretion, to satisfy certain limited rights obligations through the issuance of shares of MAF Bancorp common stock rather than in cash;

WHEREAS, the Board desires to amend the Plan to: (1) clarify that the initial and annual grant of stock options to non-employee directors under the Plan is appropriately adjusted for certain capital transactions including stock dividends and stock splits; (2) provide that certain non-statutory stock options may be transferred by option holders; and (3) provide that the Committee, in its discretion, may satisfy limited rights obligations through the issuance of MAF Bancorp common stock rather than in cash;

NOW THEREFORE BE IT HEREBY RESOLVED, that the amendments to the Plan shown on the attached Exhibit A are hereby ratified and approved.

I do further certify that the foregoing resolution has not been altered or amended, but remains in force and effect.

IN WITNESS WHEREOF, I have executed this certificate and affixed the Bank’s seal this 4th day of March, 1999.

/s/ Carolyn Pihera
Corporate Secretary

EXHIBIT A

AMENDMENTS TO 1993 AMENDED AND RESTATED PREMIUM OPTION PLAN

Section 14 - DILUTION AND OTHER ADJUSTMENTS, is amended by adding new subsection (c) as follows:

(c) adjustments in the initial and annual grant of stock options to non-employee directors pursuant to Section 7(b).

Section 8.1 - Grant of Non-Statutory Options, is amended by adding new subsection (d) as follows:

(d) Limited Transferability of Options. Except as provided below, no Non-Statutory Stock Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and dissolution. Further, all Non-Statutory Stock Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Non-Statutory Stock Options granted to a Participant to be on terms which permit transfer by such Participant to: (i) the spouse, children or grandchildren of the Participant (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a partnership in which such Immediate Family Members are the only partners, provided that: (A) there may be no consideration for any such transfer; (B) the written agreement pursuant to which such Non-Statutory Stock Options are granted expressly provides for transferability in a manner consistent with this Section 8.1(d); and (iii) subsequent transfers of transferred Non-Statutory Stock Options shall be prohibited except those in accordance with Section 13.

Following a transfer, any such Non-Statutory Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, provided that for purposes of Section 13 hereof, the term “Participant” shall be deemed to refer to the transferee. The provisions of this Section 8.1 relating to the period of exercisability and expiration of the Non-Statutory Stock Option shall continue to be applied with respect to the original Participant, and the Non-Statutory Stock Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in this Section 8.1.

Section 10.1(b) - Payment, is hereby amended by adding the following sentence at the end of the paragraph:

Notwithstanding the foregoing, the Committee may substitute Common Stock for cash in satisfaction of any payment due to a Participant under this section 10.1(b) if it considers such substitution to be in the best interest of the Company and its shareholders.